Exhibit 99.1

Covidien plc

Operating Income

(dollars in millions)

	Fiscal 2010 Quarters Ended				Fiscal 2009 Quarters Ended
	September 24, 2010	June 25, 2010	March 26, 2010	December 25, 2009	September 25, 2009	June 26, 2009	March 27, 2009	December 26, 2008
Medical Devices	$548	$512	$508	$529	$486	$481	$439	$443
Pharmaceuticals	62	83	101	84	79	91	101	72
Medical Supplies	46	70	71	67	55	68	59	43

Operating income of reportable segments	656	665	680	680	620	640	599	558
Unallocated amounts:
Corporate expenses	(108)	(96)	(109)	(106)	(94)	(105)	(111)	(82)
Restructuring charges	(20)	(25)	(26)	(5)	(44)	(5)	(9)	(3)
Legal and environmental charges, including shareholder settlements	—	—	—	(33)	(111)	—	(183)	(36)
Charges associated with acquisitions, divestitures and licensing arrangements	(85)	(5)	—	—	(57)	(89)	(20)	—
Impact of Oxy ER (1)	—	—	—	—	—	—	251	94

Consolidated Operating Income	$443	$539	$545	$536	$314	$441	$527	$531

(1)	Represents the sales and direct costs attributable to selling oxycodone hydrochloride extended-release tablets (Oxy ER).